                                                                     EXECUTION COPY
                               VOTING TRUST AGREEMENT
                               RELATING TO SHARES OF
                               ROCKWOOD HOLDINGS, INC.

    THIS VOTING TRUST AGREEMENT (the "Agreement") is made and entered into as of January 11,2006, by and among DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-I, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P., MBP III Plan Investors, L.P (collectively, the "DLJ Entities"), Wells Fargo Bank, N.A., as trustee (together with its successors in such capacity, the "Trustee") and Credit Suisse First Boston LLC ("CSFB").

           WHEREAS, the parties hereto desire to record their arrangements with respect to shares of common stock, par value $0.01 per share (the "Common Stock"), of
Rockwood Holdings, Inc., a Delaware corporation (the "Company"), the principal executive offices of which are presently located at 100 Overlook Center, Princeton, NJ,
08540.

           NOW, THEREFORE, the parties hereto agree as follows:

           SECTION 1. Certain Definitions. In this Agreement

            (a) "Control Affiliate" means CSFB and any person or entity controlling, controlled by or under common control with, directly or indirectly, CSFB.
            (b) "CSFB Affiliate" means any person or entity who is a Control
Affiliate or Employee Affiliate.
            (c) "Employee Affiliate" means any person employed by (or who is the spouse, relative or relative of a spouse, in each case residing in the home of a person employed by) a Control Affiliate.
            (d) "Holder" means from time to time, any person or entity for whom Shares are held hereunder by the Trustee.
            (e)"Securities Act" means the Securities Act of 1933.
            (f)"Share" means a share of Common Stock.

            SECTION 2. Deposit.

            (a) Each of the DLJ Entities hereby duly assigns and delivers or has caused to be duly assigned and delivered to the Trustee to be held pursuant to this
Agreement the number of Shares set forth opposite its name on Schedule A attached hereto (the "Initial Deposit").

            (b) From time to time after the date hereof, any Holder or any CSFB
Affiliate may deposit additional Shares to be held pursuant to this Agreement by assigning and delivering such Shares to the Trustee.

            SECTION 3. Transfer on Books of Company. The Trustee shall, to the extent applicable, cause all Shares transferred to or deposited with it in its capacity as Trustee hereunder (such Shares, the "Trust Shares") to be transferred to it as Trustee on the books of the Company and will issue and deliver by first class mail to each Holder a Voting Trust
Certificate (a "Trust Certificate") for the number of Shares so transferred to the Trustee.

            SECTION 4. Form. Trust Certificates shall be substantially in the form attached hereto as Exhibit A.

            SECTION 5. Additional Trust Certificates. Any Holder may at any time deposit with the Trustee additional certificates for Shares. Any CSFB Affiliate acquiring
Shares may at any time become a Holder by (a) depositing, or causing to be deposited, certificates for Shares, duly endorsed for transfer, with the Trustee and (b) accepting a
Voting Trust Certificate in respect of such Shares.

            SECTION 6. Voting; Powers. At all times prior to the termination of the voting trust created herein, the Trustee shall have the exclusive right to vote the Trust Shares or give written consent, in person or by proxy, at all meetings of stockholders of the Company, and in all proceedings in which the vote or consent, written or otherwise, of the holders of Shares may be required or authorized by law.

            The Trustee shall vote all Trust Shares in accordance with this Agreement.
The Trustee shall have full power and authority, and it is hereby empowered and authorized, to vote the Trust Shares as in its sole judgment it believes to be in the best interest of the stockholders of the Company generally, it being understood that the Trustee will exercise its independent judgment in determining the best interests of the stockholders of the Company, and to do any and all other things and take any and all other actions as fully as any stockholder of the Company might do if personally present at a meeting of the stockholders of the Company. Each Holder agrees that it will not communicate with Trustee in connection with any proceeding in which the vote or consent of the holders of Shares may be required or authorized by law or otherwise seek to influence the Trustee in the exercise of its right to vote or consent in any such proceedings. Notwithstanding anything herein to the contrary, the Trustee shall vote the Trust Shares (and use its power or right, if any, to designate or remove directors of the Company) against the election of more than one CSFB Affiliate at any time as a director of the Company. The duties of the Trustee under this Agreement shall include exercising reasonable efforts under this Agreement in a manner that ensures that no CSFB Affiliate exercises control over the Company. CSFB shall promptly provide to the Trustee from time to time such information as is reasonably necessary and requested by Trustee (including certificates and/or other documents) in order to enable the Trustee to carry out the foregoing obligations; provided that the Trustee shall not be held responsible for identifying an entity as a CSFB Affiliate unless it has actual knowledge that such entity is a CSFB Affiliate.

             SECTION 7. Dividends. If the Company pays or issues dividends or makes other distributions on the Trust Shares, the Trustee shall accept and receive such dividends and distributions. Upon receipt of any dividends and distributions, the same shall be prorated among the Holders that have a beneficial interest hereunder in the Trust Shares with respect to which such dividend or other distribution was made in accordance with their interests and, subject to the next sentence, the amount shall be distributed promptly pursuant to transfer instructions set forth on Exhibit B attached hereto. If the dividend or distribution is in Shares, such Shares shall be held by the Trustee under the voting trust created herein and new Trust Certificates representing the Shares received shall be issued to the applicable Holders. Holders entitled to receive such dividends or distributions, or Trust Certificates in respect thereof, described in this Section 7 shall be those Holders registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions. In the performance of its duties to deliver cash dividends under this Agreement, the Trustee shall not be obligated to risk its own funds and will not be liable for taxes or other charges related to the delivery of such dividends or distributions.

             SECTION 8. Stockholders Agreement and Registration Rights Agreement.
Each Holder, to the extent such Holder is (i) a party to the Stockholders Agreement, dated as of July 29,2004, by and among Rockwood Holdings, Inc. and the stockholder parties thereto
(as the same may be amended from time to time, the "Stockholders Agreement") or (ii)
pursuant to Section 5.1 of the Stockholders Agreement, shall have been granted rights or be subject to obligations under the Registration Rights Agreement, dated as of November 20,
2000, and as amended as of July 23,2003, of Rockwood Holdings, Inc. (the "Registration
Rights Agreement"), shall retain, after depositing any Shares with the Trustee pursuant to this Agreement, the rights granted to such Holder under both the Stockholders Agreement and Registration Rights Agreement and the right, in respect of Shares subject to such agreements, to take all actions permitted thereunder.

             SECTION 9. Termination. The voting trust created herein and this
Agreement shall terminate on the earliest to occur of:

             (a)ten years from the date hereof;

             (b) the written election of CSFB or the Holders of Trust Certificates representing fifty percent (50%) or more of the then outstanding Trust Shares;
provided that (1) immediately after giving effect to such termination, either (i) all
CSFB Affiliates will in the aggregate beneficially own (through record ownership, contract or otherwise), as defined in Rule 13d-3 under the Securities Exchange Act of 1934, less than five percent (5%) of the total fully diluted number of shares of
Common Stock then outstanding or (ii) no CSFB Affiliate will be or have the right to become an officer or a director of the Company (the Trustee will be entitled to rely conclusively on a certificate of an officer of CSFB to the effect of the foregoing proviso), and (2) CSFB delivers to the Trustee an opinion of outside counsel, that, immediately after giving effect to such termination, neither CSFB, nor any CSFB Affiliate, should be deemed. an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act; and

             (c)the transfer of all of the Trust Shares in accordance with Section 10.

             Subject to CSFB's delivery of the officer's certificate and the opinion of counsel described in Section 9(b) above, an election pursuant to Section 9(b) shall be effective upon delivery of notice thereof to the Trustee.

            Upon the termination of the voting trust herein created, the Holders shall surrender their Trust Certificates to the Trustee, and the Trustee shall deliver by first class mail to the Holders certificates for Shares, properly endorsed for transfer (to the extent possible), equivalent to the number and type of Shares represented by the respective Trust Certificates surrendered.

             SECTION 10. Transfer. Except as provided in Section 9 and in subsections
(a), (b) and (c) of this Section 10, certificates for Trust Shares may not be delivered to a
Holder, a Holder's designee or any other third party prior to the termination of the voting trust created herein.

            (a) A Holder may notify the Trustee in writing that the Holder desires to cause a certificate or certificates for Trust Shares in which the Holder has a beneficial interest hereunder to be transferred to any person or entity, including such Holder, if such transfer is an Eligible Transfer as defined herein. Any person or entity that acquires Trust Shares pursuant to an Eligible Transfer is hereinafter referred to as an "Eligible Transferee".

             For purposes of this Section 10, an "Eligible Transfer" is defined as (i) any transfer of Trust Shares to a person who is not at the time of such transfer a Control Affiliate, (ii) any transfer of Trust Shares to any Employee Affiliate other than a person holding the position of Managing Director or above (or performing the comparable function) of any Control Affiliate or (iii) any transfer of Trust Shares as part of a pro-rata distribution by a Holder to its general or limited partners pursuant to its governing partnership or comparable agreement; provided, in the case of clause (i), (ii) and (iii), that a contract or other arrangement (other than this Agreement) regarding the voting of such Shares does not exist between any Control Affiliate or Employee Affiliate and such transferee.

             Such notice shall name such Eligible Transferee and shall state (i) its mailing address, (ii) the proposed transfer date (which date shall be not less than five days after the Trustee's receipt of such notice), (iii) the number and type of Shares to be transferred and (iv) the consideration, if any, to be paid by such Eligible Transferee therefor. The notice to the Trustee shall also contain a representation from the Holder that such transferee is an Eligible Transferee (and, in the case of clause (iii), that CSFB, together with any CSFB Affiliate, will not own five percent (5%) or more of the total fully diluted number of shares of Common Stock then outstanding, provided, however, that Shares held pursuant to this Agreement (other than Shares which are the subject of the transfer request to the Eligible Transferee under this Section I0(a)) shall be excluded)) and shall be accompanied by a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares of the type to be transferred to the Eligible Transferee. On the date specified in such notice, and upon receipt by the Trustee from such Eligible Transferee of the specified consideration, if any, the Trustee shall deliver: (i) to the Eligible Transferee, a certificate for the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer, and (ii) to the Holder, (x) a Trust Certificate representing a number of Shares, if any, equal to the number of Shares of the type represented by the surrendered Trust Certificate less the number of Shares of the type transferred to such Eligible Transferee, and (y) the consideration, if any, received from such Eligible Transferee. Such onsideration shall be distributed promptly to such Holder pursuant to the transfer instructions set forth on Exhibit B attached hereto.

             (b) A Holder (hereinafter referred to as a "Requesting Party" for the purpose of this Section I0(b)) may request of the Trustee in writing that the Trustee transfer to such Requesting Party, or to any affiliate of such Requesting Party, a certificate or certificates for Shares in which the Requesting Party has a beneficial interest hereunder; provided, however, that the Trustee shall not honor such request if immediately after giving effect thereto CSFB Affiliates will own in the aggregate five percent (5%) or more of the total number of shares of Common Stock then outstanding, and provided further if the Requesting Party is not CSFB or any of the DLJ Entities, the Trustee shall not honor such request unless CSFB consents in writing to such request. In determining, for purposes of this Section 10(b) only, whether CSFB Affiliates will own in the aggregate five percent (5%) or more of the total number of shares of Common Stock then outstanding, Shares held pursuant to this Agreement (other than Shares which are the subject of the transfer request by the Requesting Party under this Section 10(b)) shall be excluded. Such written request shall name such Requesting Party and shall state (i) the proposed transfer date (which data shall be not less than four business days after the Trustee's receipt of such request) and (ii) the number and type of Shares to be transferred. The notice to the Trustee shall also be accompanied by (i) a Trust Certificate or Certificates of the Requesting Party, duly endorsed for transfer, representing not less than the number of Shares of the type to be transferred to the Requesting Party or its affiliate and (ii) a certificate of an officer of CSFB certifying that immediately after giving effect to such request all CSFB Affiliates will own in the aggregate less than five percent (5%) of the total number of shares of Common Stock then outstanding. The Trustee shall be entitled to conclusively rely upon such certificate. On the date specified in such request, and upon receipt by the Trustee from the Requesting Party of such certificates, the Trustee shall deliver to the Requesting Party or its affiliate a certificate for the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer.

            (c) A Holder may at any time direct the Trustee by notice in writing to transfer a certificate or certificates for Shares in which the Holder has a beneficial interest hereunder (i) to an underwriter (including CSFB) in connection with a public offering of the Shares registered under the Securities Act or (ii) in connection with sales made pursuant to Rule 144 under the Securities Act through a broker-dealer (including CSFB). Such notice shall state (a) the underwriter's or broker dealer's mailing address, (b) the proposed transfer date (which date shall not be less than five days after the Trustee's receipt of such notice), (c) the number and type of Shares to be transferred, and (d) the consideration, if any, to be paid. The notice shall also be accompanied by a certificate of an officer of the Holder certifying that such request is being made solely for sales made in connection with a public offering of the Shares registered under the Securities Act or sales made pursuant to Rule 144 under the Securities Act and a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares of the type to be transferred. The Trustee shall be entitled to conclusively rely upon such certificate. On the date specified in such notice, and upon receipt by the Trustee from such underwriter or such other transferee of the specified consideration, if any, the Trustee shall deliver: (x) to the underwriter or such other transferee, a certificate for the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer, and (y) to the Holder, a Trust Certificate representing a number of Shares, if any, equal to the number of Shares represented by the surrendered Trust Certificate less the number of Shares transferred to such underwriter or such other transferee, and (z) to the Holder, the consideration, if any, received from such underwriter or such other transferee. Such consideration shall be distributed promptly to the Holder pursuant to the transfer instruction set forth on Schedule B attached hereto.

            Notwithstanding the foregoing, if the Holder intends to transfer Shares pursuant to the exercise of the over-allotment option granted to the underwriters in connection with a public offering of shares of Common Stock of the Company, the transfer date in the notice may be less than four business days but shall not be less than two business days after the Trustee's receipt of such notice; provided that if the transfer date in the notice is less than four business days after the Trustee's receipt of the notice, the
Trustee shall only be obligated to use its reasonable best efforts to effect the transfer of such Shares by such transfer date.

            Nothing in this Section 10 or elsewhere in this Agreement shall prohibit a
Holder from transferring Trust Certificates in accordance with the terms of the Trust
Certificates.

            SECTION 11. Increase or Decrease in Number of Shares. In the event of an increase in the number of Shares by virtue of a stock split or the decrease in the number of
Shares because of a contraction of shares or a change in the number of outstanding Shares as a result of some other recapitalization in which the Company receives no consideration for the issuance of the additional or reduced number of Shares, the new additional or changed number of Shares shall be held by the Trustee and new Trust Certificates representing the appropriate changed number of Shares shall be issued to Holders upon surrender of the then existing Trust Certificates.

             SECTION 12. Successor Trustee. There shall initially be one Trustee of the voting trust created herein. Upon the liquidation, dissolution, winding-up, suspension, incapacity, resignation or removal (in accordance with Section 13 below) of the initial
Trustee, CSFB or the Holders of Trust Certificates representing fifty percent (50%) or more of the Trust Shares shall appoint a successor Trustee; provided, however, that such successor Trustee may not be a Control Affiliate or an Employee Affiliate. In the event a successor Trustee shall not have been appointed within 30 days of such removal, the
Trustee may petition a court of competent jurisdiction to appoint such a successor. In the event that the Trustee consolidates with, merges with or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation that is a bank or trust company, the surviving or transferee corporation may become the successor Trustee upon notice to the signatories hereto but without further action by the signatories or any Holder.

              SECTION 13. Removal/Resignation of Trustee.

            (a) A Trustee may be removed by CSFB or the Holders of Trust
Certificates representing fifty percent (50%) or more of the Trust Shares:

               (i) if it is determined by a court of competent jurisdiction that either
(A) the Trustee has willfully and materially violated the terms of the trust created herein, or (B) the Trustee has been guilty of malfeasance, misfeasance or dereliction of duty hereunder;

               (ii) if the Trustee shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts nder any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall have made a general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due, or shall have taken any corporate action to authorize any of the foregoing; or

               (iii) if an involuntary case or other proceeding shall have been commenced against the Trustee seeking liquidation, reorganization or other relief with respect to it or its debts tinder any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall have remained undismissed and unstayed for a period of 60 days; or an order for relief shall have been entered against the Trustee under the federal bankruptcy laws as now or hereafter in effect.

             (b) If CSFB or the Holders of Trust Certificates representing fifty percent (50%) or more of the Trust Shares then deposited hereunder determine that a basis exists for removal of the Trustee under Section 13(a) above, they shall deliver written notice of such determination to the Trustee stating the basis for such removal.

             (c) The Trustee may resign its position as such (i) upon ten days' written notice to CSFB, but only if a successor Trustee, appointed as provided for in Section 12 above, has agreed to serve as such effective upon the effectiveness of the resignation of the Trustee then acting, or (ii) in any event upon thirty days' written notice to CSFB.

             SECTION 14. Trustee May Own Shares. Nothing in this Agreement shall prevent the Trustee from owning Shares or options to purchase Shares in its individual capacity or in any capacity other than as trustee hereunder or for any CSFB Affiliate.

             SECTION 15. Trustee Not an Affiliate. The Trustee represents that it is a bank or trust company that is not a Control Affiliate or an Employee Affiliate.

             SECTION 16. Compensation; Expenses. Reasonable expenses lawfully incurred in the administration of the Trustee's duties hereunder shall be reimbursed to it by CSFB on behalf of the Holders. during the period of its services hereunder, the Trustee shall receive a fee from CSFB as follows: (i) an initial fee of $4,500 and (ii) thereafter, during the period of its services hereunder, a fee of$3,000 per annum payable quarterly in arrears. The provisions of this Section 16 shall survive the termination of this Agreement.

             SECTION 17. Merger, Etc. Upon any merger, consolidation, reorganization or dissolution of the Company or the sale of all or substantially all of the assets of the
Company pursuant to which shares of capital stock or other voting securities of another corporation are to be issued in payment or exchange for or upon conversion of Shares and other voting securities, the shares of said other corporation shall automatically be and become subject to the terms of this Agreement and be held by the Trustee hereunder in the same manner and upon the same terms as the Trust Shares, and in such event the Trustee shall issue to the Holders that have deposited Shares with the Trustee new Trust Certificates in lieu of the old Trust Certificates for the appropriate number of shares and other voting securities of such other corporation.

      At the request of any Holder, the Trustee may transfer, sell or exchange or join with the Holder in such transfer, sale or exchange of Shares and other voting securities in exchange for shares of another corporation, and in said event the shares and

             SECTION 18. Notices. All notices, reports, statements and other communications directed to the Trustee from the Company, other than communications pertaining solely to the voting of the Trust Shares, shall be forwarded promptly by the Trustee to CSFB and each Holder. All notices, notices of election and other communications required herein shall he given in writing by overnight courier, telegram or facsimile transmission and shall be addressed, or sent, to the appropriate addresses as set forth on Schedule A hereto, or at such other address as to which notice is given in accordance with this Section 18.
other voting securities of the other corporation received by the transferor shall be and become subject to this Agreement and be held by the Trustee hereunder in the same manner as the Trust Shares.

             SECTION 19. Indemnity Etc. The Trustee shall be indemnified from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened; or any claims whatsoever) (the "Indemnified Claims") arising out of or based upon this Agreement or the actions or failures to act of the Trustee hereunder or thereunder, except to the extent such loss, liability, claim, damage or expense is caused by or results from the Trustee's negligence or willful misconduct (as determined by a final and unappealable order of a court of competent jurisdiction). CSFB agrees on behalf of the Holders that it will indemnify and hold harmless the Trustee from and against any Indemnified Claims. CSFB's obligation hereunder shall survive the transfer of all or any portions of its respective shares and interests, the termination of the voting trust created herein, or the resignation or removal of the Trustee.

             The Trustee shall be entitled to the prompt reimbursement for its out-of-
pocket expenses (including reasonable attorneys' fees and expenses) incurred in investigating, preparing or defending against any litigation, commenced or threatened, arising out of or based upon this Agreement, or the actions or failures to act of the Trustee hereunder or thereunder, without regard to the outcome of such litigation; provided, however, that the Trustee shall be obligated to return any such reimbursement if it is subsequently determined by a final and unappealable order of a court of competent jurisdiction that the Trustee was negligent or engaged in willful misconduct in the matter in question.

            If an Indemnified Claim under this Section 19 is not paid in full within 30 days after a written Indemnified Claim has been submitted by the Trustee, the Trustee may at any time thereafter bring suit to recover the unpaid amount of the Indemnified Claim and, if successful in whole or in part, the Trustee shall be entitled to be paid also the expense of prosecuting such claims.

            The Trustee is authorized and empowered to construe this Agreement and its construction of the same, made in good faith, shall be final, conclusive, and binding upon all Holders and all other parties interested. The Trustee may, in its discretion, consult with counsel to be selected and employed by it, and the reasonable fees and expenses of such counsel shall be an expense for which the Trustee is entitled to indemnity hereunder.

            The Trustee hereby accepts the trust created hereby and agrees to carry out the terms and provisions hereof, but assumes no responsibility for the management of the
Company or for any action taken by it, by any person elected as a director of the Company or by the Company pursuant to any vote cast or consent given by the Trustee. The Trustee, whether or not acting upon the advice of counsel, shall incur no liability because of any error of law or fact, mistake of judgment or any matter or thing done or omitted under this
Agreement, except its own malfeasance. Anything done or suffered in good faith by the
Trustee in accordance with the advice of counsel chosen as indicated above shall be conclusive in favor of the Trustee against the Holders and any other interested party.

            The Trustee shall not be liable in any event for acts or defaults of any other trustee or trustees (under this or any other voting trust of the Company's securities) or for acts or defaults of any employee, argent, proxy or attorney-in-fact of any other trustee or trustees. The Trustee shall be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, guarantee, affidavit or other paper or document or signature reasonably believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

            No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             SECTION 20. Counterparts. This Agreement may be executed in multiple counterparts all of which counterparts together shall constitute one agreement. Upon execution of this Agreement and the establishment of the voting trust created herein, the
Trustee shall cause a copy of this Agreement to be filed in the registered office of the
Company in the State of Delaware and the Agreement shall be open to inspection in the manner provided for inspection under the laws of the State of Delaware.

             SECTION 21. Choice of Law. This Agreement is intended by the parties to be a voting trust agreement under Section 218 of the General Corporation Law of the State of
Delaware and shall be governed and construed in accordance with the laws of the State of
Delaware except that the Trustee's rights and obligations shall be governed and construed in accordance with the laws of the State of New York.

             SECTION 22. Reliance. CSFB and each Holder acknowledge that CSFB will rely on this Agreement in complying with federal securities laws. The Trustee acknowledges that CSFB will rely on the Trustee abiding by the terms of this Agreement, including, without limitation, that (x) the Trustee will exercise independent judgment in voting the shares and will not consult with any CSFB Affiliate regarding the voting of such shares and (y) the Trustee will not consent to any amendment or waiver of this Agreement prohibited by Section 24 hereof whether or not such amendment or waiver is approved by each of the parties hereto and all of the Holders.

            SECTION 22. Covenant of CSFB. CSFB will cause each Control Affiliate to perform the covenants hereof that are applicable to Control Affiliates.

            SECTION 23. Amendments and Waivers. This Agreement may not be amended or waived in any material respect unless CSFB shall have delivered to the Trustee an opinion of outside counsel, that, immediately after such amendment or waiver, CSFB should not be an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act. Subject to the foregoing, this Agreement may not be amended without the written consent of the Trustee, CSFB and the Holders of Trust Certificates representing fifty percent (50%) or more of the then outstanding Trust Shares, and if so amended, this Agreement (as so amended) shall bind all of the parties hereto and all of the Holders.

             SECTION 24. Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any persons, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

            SECTION 25. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             SECTION 26. Confidentiality. The Trustee hereby acknowledges and agrees that any documentation which it receives from the Holders in connection with the transactions contemplated hereby ("Other Documentation") contains highly sensitive information. Accordingly, the Trustee agrees that this Agreement and the Other Documentation (including their existence and contents) shall, in all respects, be treated as confidential by it and each Additional Recipient and may not be used, circulated, quoted or otherwise referred to in any document or in any manner whatsoever, and that this Agreement and the Other Documentation shall only be shown to those employees or representatives of Trustee who are directly involved in the transactions contemplated by the Agreement and who, in good faith, need to be provided with a copy of the same in connection with the consummation of the transactions contemplated by the Agreement (each, an "Additional Recipient"); provided, that, if the Trustee becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order or other legal process or applicable law or regulation) to disclose this Agreement or the Other Documentation (including their existence and contents), then the Trustee shall (i) promptly notify the Holders of any such proposed disclosure, (ii) cooperate with the Holders in any attempts it may make to obtain a protective order or similar protection, (iii) only furnish the portion of this letter that Trustee's counsel advises is legally required to be disclosed and (iv) use its reasonable best efforts to obtain assurance that confidential treatment will be afforded any such disclosure. The Trustee acknowledges and agrees that it will use reasonable efforts to cause each Additional Recipient to observe the confidentiality provisions herein and that the Trustee shall be responsible to the Holders for any breach of this Agreement caused by any
Additional Recipient.

[Remainder of Page Intentionally Left Blank]

EXECUTION COPY

EXECUTED as of the date and year first above written.

WELLS FARGO BANK, N.A.

By:  /s/Katie Obrien-Mathis
Name: Katie Obrien-Mathis
Title:   Asst Vice President

CREDIIT/SUISSE FIRST BOSTON LLC
By:  /s/Louise Guarneri
Name: Louise Guarneri
Title:   Director

DLJ Merchant Banking Partners III, L.P.
By: DLJ Merchant Banking III, Inc., as
Managing General Partner

By:  /s/Kenneth J. Lohsen
Name: Kenneth J. Lohsen
Title:   Vice President

DLJ Merchant Banking III, Inc., as Advisory General
Partner on behalf of DLJ Offshore Partners III-I, C.V.
and as attorney-in-fact forDLJ Merchant Banking III,
L.P., as Associate General Partner of DLJ Offshore
Partners III-I, C.V.

By:  /s/Kenneth J. Lohsen
Name: Kenneth J. Lohsen
Title:   Vice President

DLJ Merchant Banking III, Inc., as Advisory General
Partner on behalf of DLJ Offshore Partners III-2,
C.V. and as attorney-in-fact for DLJ Merchant
Banking III, L.P., as Associate General Partner of
DLJ Offshore Partners III-2, C.V.

By:  /s/Kenneth J. Lohsen
Name: Kenneth J. Lohsen
Title: Vice President

DLJ Merchant Banking III, Inc., as Advisory General
Partner on behalf ofDLJ Offshore Partners III, C.V.

By:  /s/Kenneth J. Lohsen
Name: Kenneth J. Lohsen
Title: Vice President

DLJ MB PartnersIII GmbH & Co. KG
By: DLJ Merchant Banking III, Inc., the
General Partner of DLJ Merchant Banking III, L.P.,
its Managing Limited Partner

By:  /s/Kenneth J. Lohsen
Name: Kenneth J. Lohsen
Title: Vice President
Millennium Partners II, L.P.

By: DLJ Merchant Banking III, Inc., its Managing
General Partner

By:  /s/Kenneth J. Lohsen
Name: Kenneth J. Lohsen
Title: Vice President

MBP III Plan Investors, L.P.
By: DLJ LBO Plans Management Corporation II,
its General Partner

By:  /s/Kenneth J. Lohsen
Name: Kenneth J. Lohsen
Title: Vice President

EXECUTION COPY
Schedule A

Credit Suisse First Boston LLC
11 Madison Avenue, New York, New York 10010

Wells Fargo Bank, N.A.
6th St. & Marquette Ave.,
MAC N9303-11 0
Minneapolis, MN 55479
MAC Code N9303-11 0,
Att: 612-316-0528, Katie O'Brien Mathis

Holder                                        Address                    No. of Shares
DLJ Merchant Banking Partners III, L.P.       11 Madison Avenue, New      5,760,561
                                              York, New York 10010

DLJ Offshore Partners III, C.V.               11 Madison Avenue, New        398,612
                                              York, New York 10010

DLJ Offshore Partners Ill-I, C.V.             11 Madison Avenue, New        102,296
                                              York, New York 10010

DLJ Offshore Partners III-2, C.V.             11 Madison Avenue, New         72,876
                                              York, New York 10010

DLJ MB PartnersIII GmbH & Co. KG              11 Madison Avenue, New         48,339
                                              York, New York 10010

Millennium Partners II, L.P.                  11 Madison Avenue, New         32,883
                                              York, New York 10010

MBP III Plan Investors, L.P.                  11 Madison Avenue, New        863,724
                                              York, New York 10010

TOTAL                                                                     7,309,291

                                                                        EXECUTION COPY
                                Exhibit A

            "THE TRANSFER OF THIS VOTING TRUST CERTIFICATE IS SUBJECT TO
            TERMS AND CONDITIONS SET FORTH IN THE VOTING TRUST AGREEMENT
            DATED AS OF JANUARY 11, 2006, A COPY OF WHICH HAS BEEN FILED IN THE
            REGISTERED OFFICE IN THE STATE OF DELAWARE OF ROCKWOOD
            HOLDINGS, INC., A DELAWARE CORPORATION (THE "COMPANY'). SUCH
            COPY IS OPEN TO INSPECTION DAILY DURING BUSINESS HOURS BY ANY
            STOCKHOLDER OF THE CORPORATION OR ANY BENEFICIARY OF THE
            VOTING TRUST CREATED PURSUANT TO SUCH VOTING TRUST
            AGREEMENT.

                            Rockwood Holdings, Inc.

                           VOTING TRUST CERTIFICATE

Certificate No. ______    No. of Shares ______

This certifies that _____________ ("Holder") has transferred to the undersigned Trustee the above-stated number of voting shares of Common Stock, par value $0.01 per share, of
Rockwood Holdings, Inc., a Delaware corporation (the "Company"), to beheld by the Trustee pursuant to the terms of the Voting Trust Agreement dated as of January 11,2006 (the "Voting
Trust Agreement'), a copy of which agreement has been delivered to the above-named Holder and filed in the registered office of the Company in the State of Delaware. The Holder, or his registered assigns, will be entitled (i) to receive payments equal to any and all cash dividends collected by the Trustee on the above-stated number of shares, (ii) to receive all other dividends or distributions except to the extent that property received is required to be deposited in the trust created by the Voting Trust Agreement, and (iii) to the delivery of a certificate or certificates for that number of shares on the termination of the Voting Trust Agreement, in accordance with its provisions. At all times prior to the termination of the Voting Trust, the Trustee has the exclusive right to vote the above-stated number of shares, or give written consent, in person or by proxy, at all meetings of stockholders of the Company, and in all proceedings in which the vote or consent, written or otherwise, of the holders of Shares may be required or authorized by law.

This Voting Trust Certificate is transferable on the books maintained by the Trustee at the principal corporate trust office of the Trustee by the Holder hereof, in person or by duly authorized attorney, and upon surrender hereof; and until so transferred the Trustee may treat the registered Holder hereof as the absolute owner hereof for all purposes.

The Holder, by the acceptance of this Voting Trust Certificate, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if its terms were set forth in this
Voting Trust Certificate.

EXECUTED this ____ day of ______, 20__.

By:__________________________

Name: ________________

Title: _________________

[Form of Assignment for Reverse of Voting Trust Certificate]

For value received, Wells Fargo Bank, N.A. hereby sells, assigns, and transfers unto
____________ the within Voting Trust Certificate and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint __________attorney to transfer such Voting Trust Certificate on the books of the within-named Trustee with full power of substitution in the premises.

Date:____________________

Signed:________________

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                             EXECUTION COPY
Exhibit B
Transfer Instructions